Exhibit 10.24

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER

SECURED PROMISSORY NOTE
$25,000.00

 Date of Issuance: February 28, 2012
 Date of Maturity: February 27, 2013

           FOR VALUE RECEIVED, the undersigned, REDFIN NETWORK, INC., a Nevada corporation (“Maker”), with offices at 1500 West Cypress Creek Road, Suite 411, Ft. Lauderdale, Florida, 33309 hereby unconditionally promises to pay to the order of Subhash Gulati, MD (“Payee”) or its registered assigns the principal sum of Twenty Five Thousand Dollars and no/100 ($25,000.00) and to pay interest to the Payee on the outstanding principal amount of this Note at a rate equal to 12% per annum from month One through month Six and at a rate equal to 15% per annum from month Seven till the Maturity Date.  This principal and accrued interest on this Secured Promissory Note (the “Note”) shall mature and become due and payable in full on February 27, 2013 (the “Maturity Date”) or earlier as provided herein; Interest payments on the balance of the Note shall be paid to the Payee(s) monthly and 1/6th of the Note’s principal shall be paid to the Payee(s) every month on the 27th, beginning month Seven and ending at the Maturity Date. This Note is one of three Notes, identical except as to the identity of the Payee and the principal amount.

1.           Use of Proceeds. Two Hundred Thousand Dollars ($200,000.00) of the proceeds received from the the total $250,000.00 raised from the loan that is evidenced by this Note will be used solely and exclusively by Redfin Network, Inc. to purchase hardware for resale. This sum will be segregated in a separate bank account (the “Loan Account”).  Payment from the buyers of hardware sold and distributed by Redfin Networks will be remitted to the Loan Account and those funds will be used to purchase additional hardware for resale until the loan that is evidenced by this Note is repaid.  Fifty Thousand Dollars ($50,000.00) of the proceeds received from the loan that is evidenced by this Note will be held in a reserve account and will remain unspent until the loan that is evidenced by this Note is repaid.  The Maker shall provide the Payee with monthly account statements with regard to the Loan Account beginning on April 1, 2012 and on the first date of each month thereafter until this Note is repaid.  Additionally, the Maker shall provide the Payee with additional statements with regard to the Loan Account within 3 Business Day’s written notice.

2.           Delivery of Shares.  In consideration of the loan evidenced by this Note, in addition to the repayment of principal and interest thereon, Payee shall receive consideration in the form of One Hundred Thousand (100,000) shares of Common Stock (the “Shares”).  The Maker shall deliver the Shares to the Payee within 5 Business Days from the Date of Issuance.

3.           Delivery of Warrant.  In consideration of the loan evidenced by this Note, in addition to the repayment of principal and interest thereon, Payee shall receive consideration in the form of a Common Stock purchase warrant, in the form of Exhibit A attached hereto (the “Warrant”) evidencing the right to purchase up to One Hundred Thousand (100,000) shares (the “Warrant Shares” and collectively with the Shares and the Warrant, the “Securities”), with an exercise price per share of $0.10 which Warrant is exercisable until February 28, 2017.  The Maker shall deliver the Warrant to the Payee within 3 Business Days from the Date of Issuance.

4.           Events of Default and Remedies.  At the option of the Payee, the entire principal balance of this Note and accrued interest shall at once become due and payable, without further notice or demand, upon the occurrence at any time of any of the following events or default (“Events of Default”):

 (a)           If Maker shall (a) become insolvent, (b) voluntarily seek, consent to, acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (c) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Payee granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within 90 days of the filing of same).  As used herein, the term “Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

(b)           The Maker shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(c)           Any monetary judgment, writ or similar final process shall be entered or filed against the Maker, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbounded or unstayed for a period of 30 calendar days.

(d)           Maker shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within the earlier to occur of (1) 3 Business Days after notice of such failure sent by the Payee and (2) 5 Business Days after the Maker should have become aware of such failure.

(e)           Maker shall be a party to a merger, consolidation or change of control transaction with a third party or shall enter into a transaction or series of transactions to sell more than 33% of the Maker’s assets.

(f)           If Maker does not repay $25,000.00, plus accrued but unpaid interest, to the Payee on or before the Maturity Date (as it may be extended by the Payee).

(g)           Maker shall fail to deliver the Shares or Warrant within 10 Business Days of the Date of Issuance.

(h)           Maker shall fail to make an amortization payment (if the Maturity Date is extended) in either cash or Common Stock as required by the Payee, within 5 Business Days of when due.

In the event any one or more of the Events of Default specified above shall have occurred, this Note shall have a default interest rate (“Default Payment”) of 18% per annum until Note is paid in full.  In addition, Payee or its assigns may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or to enforce any other legal and equitable right as the holder of this Note. Further, with respect to the Event of Default specified in Section 4(h), the Exercise Price of the Warrant shall be reduced (and only reduced) to $0.05; and if a second Event of Default occurs under such Section 4(h), the Exercise Price of the Warrant shall be reduced (and only reduced) to $0.01.

5.           Seniority. Until repaid, this Note and the other Notes of this total $250,000.00 Loan will rank pari passu to any and all other first position debt in conjunction with all money advanced and will retain its senior position with respect to all equity securities of the Maker as to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Maker until repayment in of the principal and accrued interest on this Note.  In the event of the merger or consolidation of the Maker with or into another company or in a change of control of the Maker, this Note shall maintain its relative powers, designations and preferences provided for herein and no merger shall result which is inconsistent therewith.  In the event of the merger or consolidation of the Maker with or into another company or in a change of control of the Maker, the Maker shall cause the successor entity to assume in writing all of the obligations of the Maker under this Note pursuant to written agreements in form and substance reasonably satisfactory to the Payee.

6.           Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Maker, Payee or its assigns shall be entitled to receive in cash out of the assets of the Maker, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to any of the debt holders of the Maker of any class junior in rank to this Note and any equity holders of the Maker an amount equal to principal amount plus the accrued interest on this Note.  If the Liquidation Funds are insufficient to pay the full amount due to Payee or the holder of this Note and holders of other debt securities of the Maker that are of equal rank with this Note (the “Note and Pari Passu Party(s)”) as to payments of Liquidation Funds, then Payee or the holder of this Note and Pari Passu Party(s) shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance (a) with their respective percentage of the full amount of Liquidation Funds payable to all holders of this Note and Pari Passu Party(s).

7.           Mandatory Redemption.  In the event that the Maker shall obtain any financing with gross proceeds of at least $2,000,000 (“Subsequent Financing”) at any time between the Issue Date and Maturity Date, the Payee shall have the right to require the Maker to use the proceeds of such financing to repay 100% of the outstanding principal amount and accrued interest on this Note.  The Maker shall deliver notice to the Payee of a Subsequent Financing at least 5 Business Days prior to the consummation of such Subsequent Financing (“Subsequent Financing Notice”).  If the Payee exercises its right to require repayment as described herein by delivering a written notice to the Maker within 5 Business Days of the Subsequent Financing Notice, the Maker shall effect the repayment in full of this Note on the date of closing of the Subsequent Financing.

8.           Covenant on Additional Indebtedness.  As long as this Note is outstanding, the Maker covenants that it shall not, directly or indirectly (a) enter into, create, incur, assume, guarantee any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, and (b) enter into, create, incur, or assume any liens of any kind on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, unless all proceeds from such incurrence of debt or liens, as applicable, are applied by the Maker to immediately repay the outstanding principal and interest on this Note.

9.           Transfer Restrictions.

           (a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Maker or to an Affiliate of the Payee or in connection with a pledge as contemplated in Section 9(b), the Maker may require the transferor thereof to provide to the Maker an opinion of counsel selected by the transferor and reasonably acceptable to the Maker, the form and substance of which opinion shall be reasonably satisfactory to the Maker, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Note and shall have the rights and obligations of the Payee under this Note.

(b)           The Payee agrees to the imprinting, so long as is required by this Section 9, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Maker acknowledges and agrees that the Payee may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Note and, if required under the terms of such arrangement, Payee may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Maker and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the Payee’s expense, the Maker will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)           Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 9(b) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Maker to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Maker shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Shares or Warrant Shares may be sold under Rule 144 and the Maker is then in compliance with the current public information required under Rule 144, or if the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Maker to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Maker agrees that following the Effective Date or at such time as such legend is no longer required under this Section 9(c), it will, no later than three Trading Days following the delivery by a Payee to the Maker or the Transfer Agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Payee a certificate representing such shares that is free from all restrictive and other legends.  The Maker may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 9.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Payee by crediting the account of the Payee’s prime broker with the Depository Trust Company System as directed by such Payee.

(d)           In addition to Payee’s other available remedies, the Maker shall pay to Payee, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 9(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit Payee’s right to pursue actual damages for the Maker’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Payee shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Payee agrees with the Maker that Payee will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 9 is predicated upon the Maker’s reliance upon this understanding.

10.           Furnishing of Information; Public Information.

(a)           If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Maker agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the 60th calendar day following the Date of Issuance. Until the earliest of the time that the Payee no longer owns Securities, the Maker covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Maker after the date hereof pursuant to the Exchange Act even if the Maker is not then subject to the reporting requirements of the Exchange Act.

(b)           At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may besold without the requirement for the Maker to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Maker shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to Payee’s other available remedies, the Maker shall pay to Payee, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate principal amount of this Note and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Payees to transfer the Shares and Warrant Shares pursuant to Rule 144.  The payments to which a Payee shall be entitled pursuant to this Section 10(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Maker fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Payee’s right to pursue actual damages for the Public Information Failure, and such Payee shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

11.           Non-Public Information.  The Maker covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Payee or its agents or counsel with any information that the Maker believes constitutes material non-public information, unless prior thereto Payee shall have entered into a written agreement with the Maker regarding the confidentiality and use of such information.  The Maker understands and confirms that Payee shall be relying on the foregoing covenant in effecting transactions in securities of the Maker.

12.           Reservation of Common Stock. As of the date hereof, the Maker has reserved and the Maker shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Maker to issue Shares pursuant to this Note and Warrant Shares pursuant to any exercise of the Warrant.

12.           Listing of Common Stock. The Maker hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Maker shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Maker further agrees, if the Maker applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Maker will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Maker’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

13.           Securities Laws Disclosure; Publicity.  The Maker shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.  From and after the issuance of such press release, the Maker represents to the Payee that it shall have publicly disclosed all material, non-public information delivered to Payee by the Maker or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Maker and Payee shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Maker nor the Payee shall issue any such press release nor otherwise make any such public statement without the prior consent of the Maker, with respect to any press release of the Payee, or without the prior consent of the Payee, with respect to any press release of the Maker, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Maker shall not publicly disclose the name of the Payee, or include the name of the Payee  in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Payee, except: (a) as required by federal securities law in connection with (i) any registration statement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Maker shall provide the Payee with prior notice of such disclosure permitted under this clause (b).

14.           Form D; Blue Sky Filings.  The Maker agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of Payee. The Maker shall take such action as the Maker shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, issuance to the Payee under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Payee.

15.           Waiver.  Except as expressly provided herein, Maker, and each surety, endorser, guarantor and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of non-payment, notice of intention to accelerate, notice of protest and any and all lack of due diligence or delay in collection or the filing of suit hereon which may occur.   Maker agrees that it has received fair value for this Note and expressly waives any claim that any payment hereunder constitutes interest in excess of the maximum contract rate of interest the Payee may charge Maker under applicable law.

16.           Cumulative Right.  No delay on the part of Payee or the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right operate as a waiver hereof.  Enforcement by Payee or the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

17.           Legal Interest Limitation.  Notwithstanding any other provision of this Note or other evidence of the Obligations (as defined in the Security Agreement), Payee and Maker agree that Maker shall never be required or obligated under the terms hereof or under the terms of any note, instrument or other agreement evidencing any of the Obligations, to pay interest in excess of the maximum rate or amount as may be authorized by law. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of New York which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by the Maker, shall be held to be subject to reduction to the maximum interest rate allowed under said laws.

18.           Notices.  Any notice or demand given hereunder by the Holder hereof shall be deemed to have been given and received (i) when actually received by Maker, if delivered in person or by facsimile transmission, or (ii) if mailed by U.S. nationally recognized overnight courier service, on the earlier of the date actually received or (whether ever received or not) two Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Maker, is deposited with such courier.

19.           Successors and Assigns.  This Note and all covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, personal representative, devisees, heirs, successors and assigns of Payee and Maker.

20.           GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  IF ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS NOTE SHALL FOR ANY REASON BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF.  ANY LITIGATION ARISING AMONG OR BETWEEN THE PARTIES HERETO OR THE SUBJECT MATTER HEREOF MUST OCCUR IN NEW YORK AND BE BROUGHT IN THE NEW YORK STATE SUPREME COURT, NEW YORK COUNTY, COMMERCIAL DIVISION, OR THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND MAKER SUBMITS TO THE SOLE JURISDICTION OF THE NEW YORK COURTS IN ACCORDANCE WITH THE TERMS AND ENFORCEMENT OF THIS SECURED PROMISSORY NOTE.

21.           Attorneys’ Fees and Costs.  If an Event of Default shall occur, and thereafter this Note is placed in the hands of any attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker shall pay all costs of collection, including, but not limited to, reasonable attorneys’ fees and expenses incurred by Payee or its assigns on account of such collection, whether or not suit is filed.

22.           Headings.  The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

23.           Secured Obligation.  The obligations of the Maker under this Note are secured by all assets of the Maker pursuant to the Security Agreement, dated as of February 28, 2012, between the Maker and the Payee (“Security Agreement”).

24.           Survival.  Sections 9 through 23 herein shall survive the repayment of this Note and shall remain in full force and effect.

24.           Definitions.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Maker, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Effective Date” means the six month anniversary of the Closing Date

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 9(c).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Guarantee” means the Individual Guaranty, dated as of February 28, 2012, by Jeffrey L. Schultz in favor of the Payee.

“Public Information Failure” shall have the meaning ascribed to such term in Section 10(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the Pink OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means this Note, the Warrant, the Security Agreement, the Personal Guaranty, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the current transfer agent of the Maker and any successor transfer agent of the Maker.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding and reasonably acceptable to the Maker, the fees and expenses of which shall be paid by the Maker

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

                                                                         Redfin Network, Inc.,

                                                                By:  ________________________
                                                                        Jeffrey L. Schultz, CEO